UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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CLEAR CHANNEL COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     This filing consists of information initially used on March 7, 2007 by Clear Channel Communications, Inc. (the “Company”) in connection with presentations made to its shareholders concerning the special meeting of shareholders to be held on March 21, 2007. The information contained herein updates information contained in the presentation filed with the Securities and Exchange Commission on February 27, 2007.

$37.60 Represents a 28% Premium to the 60-day Average "Undisturbed Price"1 $37.60 Offer Price Premium2 30 Days = 25% 60 Days = 28% 90 Days = 27% 1 Year = 26% Source: FactSet 1) Undisturbed 60 trading day average of $29.27 ended 10/24/2006, the trading day prior the announcement of strategic alternatives. 2) Represents $37.60 offer premium to the average price over the respective period ended 10/24/2006, the trading day prior to the announcement of strategic alternatives. 11 $25 $30 $35 $40 Feb-2006 Mar-2006 May-2006 Jun-2006 Aug-2006 Oct-2006 Nov-2006 Jan-2007 Mar-2007 10/25/2006 Exploration of strategic alternatives announced $37.60 CCU experiences abnormal run-up

Clear Channel Outdoor 8/1/2006 20.32 21.3 8/2/2006 20.25 21.3 8/3/2006 20.56 21.3 8/4/2006 20.33 21.3 8/7/2006 20.6 21.3 8/8/2006 19.93 21.3 8/9/2006 19.52 21.3 8/10/2006 19.32 21.3 8/11/2006 18.92 21.3 8/14/2006 19.1 21.3 8/15/2006 19.48 21.3 8/16/2006 19.51 21.3 8/17/2006 19.72 21.3 8/18/2006 19.7 21.3 8/21/2006 19.6 21.3 8/22/2006 19.75 21.3 8/23/2006 19.58 21.3 8/24/2006 19.38 21.3 8/25/2006 19.16 21.3 8/28/2006 19.44 21.3 8/29/2006 19.55 21.3 8/30/2006 19.85 21.3 8/31/2006 19.94 21.3 9/1/2006 20.09 21.3 9/5/2006 19.76 21.3 9/6/2006 19.38 21.3 9/7/2006 19.67 21.3 9/8/2006 19.55 21.3 9/11/2006 19.7 21.3 9/12/2006 20.01 21.3 9/13/2006 20 21.3 9/14/2006 20.06 21.3 9/15/2006 19.81 21.3 9/18/2006 20.11 21.3 9/19/2006 19.72 21.3 9/20/2006 19.8 21.3 9/21/2006 19.55 21.3 9/22/2006 19.65 21.3 9/25/2006 20.09 21.3 9/26/2006 20.18 21.3 9/27/2006 20.93 21.3 9/28/2006 20.83 21.3 9/29/2006 20.4 21.3 10/2/2006 19.99 21.3 10/3/2006 19.95 21.3 10/4/2006 20 21.3 10/5/2006 20.31 21.3 10/6/2006 20.22 21.3 10/9/2006 20.37 21.3 10/10/2006 21.05 21.3 10/11/2006 20.99 21.3 10/12/2006 20.71 21.3 10/13/2006 21 21.3 10/16/2006 21.52 21.3 10/17/2006 21.3 21.3 10/18/2006 21.62 21.3 10/19/2006 21.59 21.3 10/20/2006 21.1 21.3 10/23/2006 21.13 21.3 10/24/2006 21.3 21.3 10/25/2006 21.2 21.3 10/26/2006 22.41 21.3 10/27/2006 23.5 21.3 10/30/2006 24.25 21.3 10/31/2006 24.55 21.3 11/1/2006 24.94 21.3 11/2/2006 25.13 21.3 11/3/2006 25.21 21.3 11/6/2006 25.15 21.3 11/7/2006 25.16 21.3 11/8/2006 24.99 21.3 11/9/2006 25.06 21.3 11/10/2006 25.01 21.3 11/13/2006 24.95 21.3 11/14/2006 24.98 21.3 11/15/2006 24.98 21.3 11/16/2006 24.86 21.3 11/17/2006 24.94 21.3 11/20/2006 25.18 21.3 11/21/2006 25.37 21.3 11/22/2006 25.19 21.3 11/24/2006 25.15 21.3 11/27/2006 25.47 21.3 11/28/2006 26 21.3 11/29/2006 25.48 21.3 11/30/2006 25.75 21.3 12/1/2006 25.69 21.3 12/4/2006 25.68 21.3 12/5/2006 25.75 21.3 12/6/2006 25.87 21.3 12/7/2006 25.9 21.3 12/8/2006 25.85 21.3 12/11/2006 26.25 21.3 12/12/2006 26.6 21.3 12/13/2006 27.09 21.3 12/14/2006 27.14 21.3 12/15/2006 27.2 21.3 12/18/2006 27.28 21.3 12/19/2006 27.38 21.3 Both CCU and CCO have Reacted Dramatically to the Announcement of Strategic Alternatives Clear Channel Communications 8/1/2006 28.95 32.2 8/2/2006 29.38 32.2 8/3/2006 28.96 32.2 8/4/2006 28.95 32.2 8/7/2006 28.54 32.2 8/8/2006 28 32.2 8/9/2006 27.41 32.2 8/10/2006 27.7 32.2 8/11/2006 27.77 32.2 8/14/2006 27.83 32.2 8/15/2006 27.8 32.2 8/16/2006 27.89 32.2 8/17/2006 27.87 32.2 8/18/2006 27.9 32.2 8/21/2006 27.97 32.2 8/22/2006 28.1 32.2 8/23/2006 27.95 32.2 8/24/2006 28.13 32.2 8/25/2006 28.47 32.2 8/28/2006 28.47 32.2 8/29/2006 28.76 32.2 8/30/2006 28.75 32.2 8/31/2006 29.04 32.2 9/1/2006 29.24 32.2 9/5/2006 29.27 32.2 9/6/2006 29.15 32.2 9/7/2006 29.11 32.2 9/8/2006 29.38 32.2 9/11/2006 29.67 32.2 9/12/2006 29.8 32.2 9/13/2006 29.63 32.2 9/14/2006 29.5 32.2 9/15/2006 29.41 32.2 9/18/2006 29.33 32.2 9/19/2006 29.21 32.2 9/20/2006 29.28 32.2 9/21/2006 29.1 32.2 9/22/2006 29.05 32.2 9/25/2006 29.37 32.2 9/26/2006 29.52 32.2 9/27/2006 29.05 32.2 9/28/2006 28.92 32.2 9/29/2006 28.85 32.2 10/2/2006 29 32.2 10/3/2006 29.1 32.2 10/4/2006 29.33 32.2 10/5/2006 29.58 32.2 10/6/2006 30.02 32.2 10/9/2006 30.65 32.2 10/10/2006 30.38 32.2 10/11/2006 30.37 32.2 10/12/2006 30.75 32.2 10/13/2006 30.71 32.2 10/16/2006 30.84 32.2 10/17/2006 30.61 32.2 10/18/2006 31.5 32.2 10/19/2006 31.37 32.2 10/20/2006 31.35 32.2 10/23/2006 31.78 32.2 10/24/2006 32.2 32.2 10/25/2006 32.35 32.2 10/26/2006 35.48 32.2 10/27/2006 34.7 32.2 10/30/2006 34.47 32.2 10/31/2006 34.85 32.2 11/1/2006 34.52 32.2 11/2/2006 34.42 32.2 11/3/2006 34.35 32.2 11/6/2006 34.45 32.2 11/7/2006 34.54 32.2 11/8/2006 34.89 32.2 11/9/2006 34.67 32.2 11/10/2006 34.97 32.2 11/13/2006 34.38 32.2 11/14/2006 34.11 32.2 11/15/2006 34.12 32.2 11/16/2006 35.36 32.2 11/17/2006 35.22 32.2 11/20/2006 35.26 32.2 11/21/2006 35.32 32.2 11/22/2006 35.31 32.2 11/24/2006 35.28 32.2 11/27/2006 35.35 32.2 11/28/2006 35.3 32.2 11/29/2006 35.25 32.2 11/30/2006 35.16 32.2 12/1/2006 35.37 32.2 12/4/2006 35.39 32.2 12/5/2006 35.43 32.2 12/6/2006 35.36 32.2 12/7/2006 35.34 32.2 12/8/2006 35.33 32.2 12/11/2006 35.43 32.2 12/12/2006 35.3 32.2 12/13/2006 35.38 32.2 12/14/2006 35.47 32.2 12/15/2006 35.5 32.2 12/18/2006 35.52 32.2 12/19/2006 35.5 32.2 Clear Channel Communications Clear Channel Outdoor 10/25/2006 Exploration of strategic alternatives announced 10/25/2006 Exploration of strategic alternatives announced CCU Radio Index1 S&P 500 + 11% - 5% + 1% Change Since 10/25/2006 CCO Outdoor Index2 S&P 500 + 26% + 10% + 1% Change Since 10/25/2006 Source: FactSet 1) Radio Index includes Citadel, Cox, Cumulus, Emmis, Entercom and Radio One. 2) Outdoor Index includes Lamar and JCDecaux. 23

Perception of Radio in the Equity Markets % of Total Recommendations % of Total Recommendations % of Total Recommendations % of Total Recommendations % of Total Recommendations Company Strong Buy Buy Hold Underperform Sell Clear Channel Communications 0% 12% 65% 18% 6% CBS 14 36 41 5 5 Citadel Broadcasting 0 10 80 0 10 Cox Radio 0 7 36 29 29 Cumulus Media 13 13 44 25 6 Emmis Communications 6 0 69 13 13 Entercom Communications 15 15 45 15 10 Radio One 13 33 47 0 7 Westwood One 0 0 83 17 0 Source: FactSet as of 3/06/2007 24